Exhibit 3.7

AZ CORPORATION COMMISSION FILED MAR 1 0 2017 15c0 KENO.- 00 NOT WRITE ABOVE THIS LINE; RESERVE) FOR ACC USE ONLY. ARTICLES OF AMENDMENT FOR-PROFIT CORPORATION Read the Instructions c_041 1. ENTITY NAME - give the exact name of the corporation as currently shown in A.C.C. records: Elio Motors, Inc. 15610344 2. A.C.C. FILE NUMBER: Find the A.C.C. file number on the upper corner of filed documents OR on our website at: http://www.azcc.goviDivisions/Corporabons 3. 4. 5. 11/17/2016 Date on which the attached amendment was adopted: Does the amendment provide for an exchange, reclassification or cancellation of issued shares? ❑ Yes - go to number 4.1 and continue. a No - go to number 5 and continue. 4.1 If your answer to number 4 was "yes," does the amendment contain provisions for implementing the exchange, reclassification or cancellation of issued shares? 0 Yes - go to number 5 and continue. ❑ No - go to number 4.2 and continue. 4.2 If your answer to number 4.1 was "no," you must provide a statement of the provisions for implementing the exchange, reclassification or cancellation of issued shares - attach a separate sheet with the statement. Check one box concerning approval of the amendment and follow instructions (review the Instructions C0_141 for information about voting groups): 0 Approved by incorporators or board of directors without shareholder action, and shareholder approval was not required or no shares have been issued- go to number 6. ❑ Approved by shareholders but not voting groups - complete numbers 5.1 and 5.2. ❑ Approved by shareholders and voting groups - complete numbers 5.1, 5.2, and 5.3. ❑ Approved by voting group(s) only - complete numbers 5.1 and 5.3. 5.1 Shares - list below each class and/or series of shares and the total number'of outstanding shares for each class or series (example: common stock, 100 shares). If more space is needed, check this box 0 and complete and attach the Shares Issued Attachment form C097. MINIIIIIIIIII111111 1111111111111=1 I.. Total: PINIMMIIIIII Total. 1.1111111111111111111111111.1111111111 Class: Serles: Total: 0014.001 2010 1 Mzona Cop:noon Commission — CotpotaBorta Divlatoo Pa2e1of2

5.2 Shareholder approval (ail blanks must be filled in): Total votes Votes in favor that were sufficient Votes against entitled to be for approval of amendments amendments cast -. 5.3 Voting Groups - complete each blank below for each voting group. Review the Instructions i for information about voting groups. If more space is needed, check this box and complete and attach the Voting Attachment form 0089. Voting Group Total votes In r-IndIsputabie votes Votes in favor that were sufficient Votes against (class / series) voting group at meeting for approval of amendments amendments _ 6. A copy of the corporation's amendment must be attached to these Articles. SIGNATURE: By checking the box marked "I accept" below, I acknowledge under penalty of perjury that this document together with any attachments is submitted in compliance with Arizona law. rA I ACCEPT signature REQUIRED — check only one: I am the Chairman of the Board of Directors of the corporation filing this document, Connie Grennan Printed name 0 I am a duly-authorized Officer of the corporation filing this document, 03/08/2017 Date I am a duly authorized bankruptcy trustee, receiver, or other court-appointed fiduciary for the corporation filing this document. Filing Fee: $25.00 (regular processing) Mail: Arizona Corporation Commission - Corporate Filings Section Expedited processing - add $35.00 to filing fee. 1300 W. Washington St., Phoenix, Arizona 85007 All fees are nonrefundable - see Instructions. Fax: 602-542-4100 Please be advised that A.C_C. forms reflect only the minimum provisions required by statute. You should seek private local counsel for those matters that may pertain to the Individual needs of your business. All documents rued with the Arizona Corporation Commission ore nubile record and are open for public Inspection. If you have questions after reading the Instructions, please call 602-542-3026 or {within Arizona only) 8nn-345-5819. 0014.001 Arizona Corporation commission- Corporations C*vhlon Roy: 2010 Page 2 012

 ELIO MOTORS, INC. STATEMENT PURSUANT TO SECTION 10-602 CERTIFICATE OF DESIGNATIONS SETTING FORTH A COPY OF A RESOLUTION CREATING AND AUTHORIZING THE ISSUANCE OF A SERIES OF PREFERRED STOCK DESIGNATED AS "SERIES D CONVERTIBLE PREFERRED STOCK" ADOPTED BY THE BOARD OF DIRECTORS OF ELIO MOTORS, INC. The undersigned Chief Financial Officer and Secretary of Elio Motors, Inc., a corporation formed under the laws of the State of Arizona (the "Corporation"), hereby certifies that the board of directors of the Corporation (the "Board") has duly approved and authorized the following resolutions creating a series of preferred stock designated as "Series D Convertible Preferred Stock": "BE IT RESOLVED, that, pursuant to authority expressly granted by the provisions of the Articles of Incorporation of this Corporation, as amended, and pursuant to Arizona Revised Statutes Section 10-602, the Board hereby creates and authorizes the issuance of a series of preferred stock, no par value per share, of this Corporation, to consist of 96,380 shares, and hereby fixes the designations, preferences, limitations, and relative rights of the shares of such series (in addition to any designations, preferences, limitations, and relative rights set forth in the Articles of Incorporation, as amended, that are applicable to preferred stock of all series) as follows: 1. Designation and Ranking. (a) A total of ninety six thousand three hundred eighty (96,380) shares of the Corporation's preferred stock, no par value per share, shall be designated the "Series D Convertible Preferred Stock" (the "Series ]) Preferred Stock"). (b) The Series D Preferred Stock shall, to the extent provided below, with respect to rights upon liquidation, winding up, or dissolution, rank senior and prior in right to (i) each class of common stock, no par value per share, of the Corporation (the "Common Stock"), and (ii) any other class of preferred stock, other than a class or series ranking on par with or senior to the Series D Preferred Stock (such non-par and non-senior preferred shares, collectively with the Common Stock, referred to as "Junior Stock"). The Corporation's Series C Preferred Stock and Series D Preferred Stock shall rank on par with one another. 2. Dividends. The holders of Series D Preferred Stock shall be entitled to participate pro rata in any dividends paid to the holders of the Common Stock on an as-converted basis. Certificate of Designations — Series I) Preferred Stock —Page 1 of 6 99910-50800R108562.6

 3. Liquidation, Dissolution or Winding Up. (a) Subject to the rights of the holders of any securities issued by the Corporation that are senior to (the "Senior Stock") or at parity with (the "Parity Stock") the Series D Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, as to the distribution of assets on any liquidation, dissolution, or winding up of the Corporation, each holder of the Series D Preferred Stock shall be entitled to receive cash equal to the greater of (i) the total Purchase Price of the Series D Preferred Stock held by such holder, plus cash equal to all accrued and unpaid dividends thereon to the date of final distribution to such holders or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 5 hereof immediately prior to such liquidation, dissolution, or winding up. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series D Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 3, (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange, shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, of the Corporation. Each holder of Series D Preferred Stock will stop participating once such holder has received a total liquidation amount per share equal to the holder's Purchase Price, plus any declared but unpaid dividends. For the purposes of this Certificate of Designations, the "Purchase Price" is defined to be $25.00 per share. (b) Subject to the rights of the holders of Senior Stock and Parity Stock upon liquidation, dissolution, or winding up of the Corporation, after payment shall have been made in full to the holders of the Series D Preferred Stock, as provided in this Section 3, any other series or clogs or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein. (c) Whenever the distribution provided for in this Section 3 shall, at the discretion of the Board, be payable in property other than cash, the value of such distribution shall be the fair market value of the property as determined in good faith by the Board. (d) The amounts set forth above and throughout this Section 3 shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event involving a change in the capital structure of the Corporation. Certificate of Designations — Series D Preferred Stock — Page 2 of 6 99910-60800/2708562.5

 4. Voting Power. (a) Each share of Series D Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series D Preferred Stock. Each holder of the Series D Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of the Series D Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or in any agreement of the shareholders or as otherwise required by law, the holders of shares of the Series D Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the shareholders of the Corporation. (b) Notwithstanding anything contained herein to the contrary, so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without first obtaining approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock; (i) amend, alter, or repeal any provisions of the Articles of Incorporation of this Corporation, this certificate of designation or the bylaws of the Corporation if such action would adversely alter or change the rights, preferences, privileges or powers of the holders of the Series D Preferred Stock; or (ii) create, reclassify, modify stock or securities into, authorize, or obligate itself to issue, any shares of stock or any securities convertible into or exercisable for any class or series of stock senior to or pari passu with the Series D Preferred Stock as to rights on liquidation, winding up, or dissolution or rights to any other distributions or payments. 5. Conversion Rights. The Series D Preferred Stock shall be convertible into Common Stock of the Corporation as follows: (a) Right to Convert. (i) Subject to and in compliance with the provisions of this Section 5, each holder of Series D Preferred Stock may, at such holder's option at any time and from time to time, convert each such share into one fully-paid and non-assessable share of Common Stock, as adjusted in accordance with Section 5(b) hereof. (ii) Before any holder of Series D Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate(s) therefor, duly endorsed, to the office of the Corporation or any transfer agent for such Series I) Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to his nominee(s), certificate(s) for the number of full Certificate of Designations — Series D Preferred Stock — Page 3 of 6 99910-5080012708562.5

 shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Series D Preferred Stock represented by such certificate are converted, a certificate representing the shares of Series D Preferred Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series D Preferred Stock to be converted (the "Conversion Date"), and the person(s) entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act''), the conversion may, at the option of any holder tendering Series D Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the shares of Common Stock issuable upon such conversion of the Series D Preferred Stock shall not be deemed to have converted such shares of Series D Preferred Stock until immediately prior to the closing of such sale of securities. (b) Adjustments to Conversion. In the event of a stock dividend, distribution or subdivision of the Common Stock; a stock combination or consolidation of the Common Stock; a reorganization; share exchange; sale; conveyance; or reclassification, in a transaction or series of related transactions, other than a change in par value, including where there is a shift in more than fifty percent of the voting power of the Corporation (a "Change of Control"), or a merger or consolidation to which the Corporation is a party which results in a Change of Control, each share of Series D Preferred Stock shall, after such transaction(s), be convertible at the option of the holder into the number of shares of Common Stock and/or other securities, cash, or property which the holder of such shares of Series D Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series D Preferred Stock immediately prior to such transaction(s), plus all accrued and unpaid dividends on such shares of Series D Preferred Stock. (c) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred Stock against impairment. (d) No Fractional Shares. No fractional shares shall be issued upon conversion of shares of Series D Preferred Stock. The Corporation shall deliver cash to any holder of Series D Preferred Stock in lieu of any fraction of a share in an amount equal to the greater of (i) that fractional interest of the Market Price or (ii) that fractional interest of the Purchase Price, in each case on the effective time of such conversion. "Market Price" means, with respect to a security of the Corporation, the average of the "high" and "low" prices for shares of the security as reported in The Wall Street Journal listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities Certificate of Designations — Series D Preferred Stock — Page 4 of 6 90910-50800/2708562.6

 listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares on the OTCMarket. Notwithstanding the foregoing, if the date for which Market Price is determined is the first day when trading for such security is reported on a national securities exchange, the Market Price shall be the "price to public" or equivalent set forth in the cover page for the final Prospectus relating to the initial public offering of such security. For purposes of determining the Market Price of non-securities and securities that are not publicly traded, the Board shall endeavor in good faith to agree unanimously to the Market Price of such item. If the Board is unable to do so within sixty (60) days after the occurrence of an event giving rise to a need to determine the Market Price, an investment banking firm or other appropriate appraiser chosen by a majority of the holders of the Series 13 Preferred Stock and an investment banking firm or other appropriate appraiser chosen by the Corporation shall each calculate such Market Price. In the event the difference between such valuations is less than 20% of the higher valuation, then the Market Price shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than 20% of the higher valuation, the two appraisers shall designate a third appraiser which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation, and the valuation so selected shall be considered the Market Price. In all events, the fees and expenses of any such appraisers shall be paid by the Corporation. (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the conversion rate pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock. (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of Series D Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. 6. Notices of Record Date. In the event of: (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or Certificate of Designations Series D Preferred Stock — Page 5 of 6 99910-50800/2708562.5

 other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, business combination, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or (c) any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series!) Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right and a description of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, business combination, dissolution, liquidation, or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, business combination, dissolution, liquidation, or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least twenty (20) days prior to the date specified in such notice on which such action is to be taken. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of this 17 day of November, 2016, and affirms that this Certificate of Designations is her act and deed and that the statements contained herein are true under penalties of perjury. ELIO MOTORS, INC. By: Connie Grennan, Chief Financial Officer and Secretary Certificate of Designations — Series D Preferred Stock Page 6 of 6 99910-50800/2708562.5